Exhibit 21

SUBSIDIARIES OF VENTAS, INC.

AS OF FEBRUARY 28, 2006

BLC Issuer II, LLC, a Delaware limited liability company

BLC of California-San Marcos, L.P., a Delaware limited partnership

BLC of Indiana-OL, L.P., a Delaware limited partnership

Brookdale Holdings, LLC, a Delaware limited liability company

Brookdale Living Communities of Arizona-EM, LLC, a Delaware limited liability company

Brookdale Living Communities of California, LLC, a Delaware limited liability company

Brookdale Living Communities of California-RC, LLC, a Delaware limited liability company

Brookdale Living Communities of California-San Marcos, LLC, a Delaware limited liability company

Brookdale Living Communities of Connecticut, LLC, a Delaware limited liability company

Brookdale Living Communities of Connecticut-WH, LLC, a Delaware limited liability company

Brookdale Living Communities of Florida-CL, LLC, a Delaware limited liability company

Brookdale Living Communities of Illinois-2960, LLC, a Delaware limited liability company

Brookdale Living Communities of Illinois-HLAL, LLC, a Delaware limited liability company

Brookdale Living Communities of Illinois-Hoffman Estates, LLC, a Delaware limited liability company

Brookdale Living Communities of Illinois-HV, LLC, a Delaware limited liability company

Brookdale Living Communities of Illinois-II, LLC, a Delaware limited liability company

Brookdale Living Communities of Indiana-OL, LLC, a Delaware limited liability company

Brookdale Living Communities of Massachusetts-RB, LLC, a Delaware limited liability company

Brookdale Living Communities of Minnesota, LLC, a Delaware limited liability company

Brookdale Living Communities of New Jersey, LLC, a Delaware limited liability company

Brookdale Living Communities of New Mexico-SF, LLC, a Delaware limited liability company

Brookdale Living Communities of New York-GB, LLC, a Delaware limited liability company

Brookdale Living Communities of Washington-PP, LLC, a Delaware limited liability company

Cabot ALF, L.L.C., a Delaware limited liability company

Cleveland ALF, L.L.C., a Delaware limited liability company

DBF Issuer I, LLC, an Ohio limited liability company

ElderTrust, a Maryland real estate investment trust

ElderTrust Operating Limited Partnership, a Delaware limited partnership

ET Belvedere Finance, Inc., a Delaware corporation

ET Belvedere Finance, L.L.C., a Delaware limited liability company

ET Berkshire, LLC, a Delaware limited liability company

ET Capital Corp., a Delaware corporation

ET DCMH Finance, Inc., a Delaware corporation

ET DCMH Finance, L.L.C., a Delaware limited liability company

ET GENPAR, L.L.C., a Delaware limited liability company

ET Heritage Andover Finance, Inc., a Delaware corporation

ET Lehigh, LLC, a Delaware limited liability company

ET Pennsburg Finance, L.L.C., a Delaware limited liability company

ET POBI Finance, L.L.C., a Delaware limited liability company

ET POBI Finance, Inc., a Delaware corporation

ET Sanatoga, LLC, a Delaware limited liability company

ET Sub-Belvedere Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Berkshire Limited Partnership, a Delaware limited partnership

ET Sub-Cabot Park, L.L.C., a Delaware limited liability company

ET Sub-Cleveland Circle, L.L.C. a Delaware limited liability company

ET Sub-DCMH Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Heritage Andover, L.L.C., a Delaware limited liability company

ET Sub-Heritage Woods, L.L.C., a Delaware limited liability company

ET Sub-Highgate, L.P., a Pennsylvania limited partnership

ET Sub-Lacey I, L.L.C., a Delaware limited liability company

ET Sub-Lehigh Limited Partnership, a Delaware limited partnership

ET Sub-Lopatcong, L.L.C., a Delaware limited liability company

ET Sub-Pennsburg Manor Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Phillipsburg I, L.L.C., a Delaware limited liability company

ET Sub-Pleasant View, L.L.C., a Delaware limited liability company

ET Sub-POBI Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Rittenhouse Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Riverview Ridge Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Sanatoga Limited Partnership, a Delaware limited partnership

ET Sub-SMOB, L.L.C., a Delaware limited liability company

ET Sub-Vernon Court, L.L.C., a Delaware limited liability company

ET Sub-Wayne I, Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Willowbrook Limited Partnership, L.L.P., a Virginia limited liability partnership

ET Sub-Woodbridge, L.P., a Pennsylvania limited partnership

ET Wayne Finance, Inc., a Delaware corporation

ET Wayne Finance, L.L.C., a Delaware limited liability company

PSLT-ALS Properties Holdings, LLC, a Delaware limited liability company

PSLT-ALS Properties I, LLC, a Delaware limited liability company

PSLT-ALS Properties II, LLC, a Delaware limited liability company

PSLT-BLC Properties Holdings, LLC, a Delaware limited liability company

PSLT GP, LLC, a Delaware limited liability company

PSLT OP, L.P., a Delaware limited partnership

River Oaks Partners, an Illinois general partnership

The Ponds of Pembroke Limited Partnership, an Illinois limited partnership

Ventas Amberleigh, LLC, a Delaware limited liability company

Ventas Bayshore Medical, LLC, a Delaware limited liability company

Ventas Belleville, LLC, a Delaware limited liability company

Ventas Brighton, LLC, a Delaware limited liability company

Ventas Cal Sun LLC, a Delaware limited liability company

Ventas Capital Corporation, a Delaware corporation

Ventas Crown Pointe, LLC, a Delaware limited liability company

Ventas Fairwood, LLC, a Delaware limited liability company

Ventas Farmington Hills, LLC, a Delaware limited liability company

Ventas Finance I, Inc., a Delaware corporation (“VFI Inc.”). VFI Inc. does business under the following names:

Ventas Finance I (KY), Inc.;

Ventas Finance I (UT), Inc.;

Ventas Finance I (WA), Inc.; and

Ventas Finance I (WI), Inc.

Ventas Finance I, LLC, a Delaware limited liability company

Ventas Framingham, LLC, a Delaware limited liability company

Ventas Georgetowne, LLC, a Delaware limited liability company

Ventas Harrison, LLC, a Delaware limited liability company

Ventas Healthcare Properties, Inc., a Delaware corporation

Ventas Kansas City I, LLC, a Delaware limited liability company

Ventas LP Realty, LLC., a Delaware limited liability company

Ventas Management, LLC, a Delaware limited liability company

Ventas Provident, LLC, a Delaware limited liability company

Ventas Realty, Limited Partnership, a Delaware limited partnership

Ventas Regency Medical Park I, LLC, a Delaware limited liability company

Ventas Santa Barbara, LLC, a Delaware limited liability company

Ventas Specialty I, Inc., a Delaware corporation

Ventas Specialty I, LLC, a Delaware limited liability company

Ventas Springfield/Findlay, LLC, a Delaware limited liability company

Ventas Sun LLC, a Delaware limited liability company

Ventas TRS, LLC, a Delaware limited liability company

Ventas West Shores, LLC, a Delaware limited liability company

Ventas Whitehall Estates, LLC, a Delaware limited liability company

Vernon ALF, L.L.C., a Delaware limited liability company